Exhibit 4.04

SUPPLEMENTAL INDENTURE NO. 3

AMONG

OGE ENERGY CORP.

AND

UMB BANK, N.A.,
as resigning trustee

AND

BOKF, NA,
as successor trustee

DATED AS OF
APRIL 26, 2018

SUPPLEMENTAL TO INDENTURE
DATED AS OF NOVEMBER 1, 2004

SUPPLEMENTAL INDENTURE No. 3, made as of the 26th day of April, 2018, among OGE ENERGY CORP., a corporation duly organized and existing under the laws of the State of Oklahoma (the "Company"), UMB BANK, N.A., a national banking association duly organized and existing under the laws of the United States, as resigning trustee, registrar and paying agent (the "Resigning Trustee"), and BOKF, NA, a national banking association duly organized and existing under the laws of the United States, as successor trustee, registrar and paying agent (the "Successor Trustee"):
WITNESSETH:

WHEREAS, the Company and the Resigning Trustee are parties to an Indenture, made as of November 1, 2004, as amended and supplemented through and including Supplemental Indenture No. 2 dated as of November 24, 2014 (as so amended and supplemented, the "Indenture");
WHEREAS, pursuant to Section 8.10 of the Indenture, the Resigning Trustee may at any time resign and be discharged of the trusts created by the Indenture by giving written notice to the Company specifying the day upon which such resignation shall take effect, and such resignation shall take effect upon the earlier of the appointment of a successor trustee, registrar and paying agent and such day;
WHEREAS, the Resigning Trustee has given written notice to the Company of its desire to resign as trustee, registrar and paying agent and be discharged of the trusts created by the Indenture effective as of April 26, 2018;
WHEREAS, the Company desires to appoint the Successor Trustee as Trustee, registrar and paying agent under the Indenture;
WHEREAS, the Successor Trustee desires to accept such appointment and is eligible to serve as Trustee under Article 8 of the Indenture;
WHEREAS, Section 12.01 of the Indenture provides that the Company and the Trustee may enter into indentures supplemental thereto for the purpose, among others, of specifying further the duties and responsibilities of the trustee;
WHEREAS, the execution and delivery of this Supplemental Indenture No. 3 have been duly authorized by resolutions adopted by the Board of Directors of the Company;
WHEREAS, the Resigning Trustee has duly determined to execute this Supplemental Indenture No. 3 and to be bound, insofar as it may lawfully do so, by the provisions hereof;
WHEREAS, the Successor Trustee has duly determined to execute this Supplemental Indenture No. 3 and to be bound, insofar as it may lawfully do so, by the provisions hereof;
NOW, THEREFORE, THIS INDENTURE
WITNESSETH:
In consideration of the premises, the Company does hereby agree and covenant with the Resigning Trustee and the Successor Trustee, for the benefit of the Holders from time to time of Notes issued under the Indenture, as follows:
ARTICLE ONE
DEFINITIONS
Section 1.01.    This Supplemental Indenture No. 3 constitutes an integral part of the Indenture.
Section 1.02.    For all purposes of this Supplemental Indenture No. 3:

(a)	Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b)	All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 3; and

(c)	The terms "hereof," "herein," "hereby," "hereto," "hereunder" and "herewith" refer to this Supplemental Indenture No. 3.
ARTICLE TWO
RESIGNATION OF RESIGNING TRUSTEE;
APPOINTMENT OF SUCCESSOR TRUSTEE
Section 2.01.    The Resigning Trustee does hereby resign as Trustee, registrar and paying agent under the Indenture from the trusts thereby created.
Section 2.02.    The Successor Trustee hereby accepts its appointment as successor Trustee, registrar and paying agent under the Indenture. The Successor Trustee assumes all duties and responsibilities of the Trustee, registrar and paying agent under the Indenture, and the Successor Trustee succeeds to, and may exercise, every right and power of the Trustee, registrar and paying agent under the Indenture, in each case with the same effect as if the Successor Trustee had been named as the Trustee, registrar and paying agent therein.
Section 2.03.    Concurrently with the execution and delivery of this Supplemental Indenture No. 3, (a) the Resigning Trustee shall provide to the Successor Trustee all moneys held in trust under the Indenture, (b) the Company, the Resigning Trustee and the Successor Trustee shall execute and deliver the Agreement of Transfer, Certification and Indemnity, dated April 26, 2018, among the Company, the Resigning Trustee and the Successor Trustee, and (c) the Resigning Trustee shall execute and deliver the Certificate and Agreement to Safekeep and Deliver Documents, dated April 26, 2018, from the Resigning Trustee to the Successor Trustee.
Section 2.04.    The Successor Trustee represents and warrants that it is eligible to serve as Trustee, registrar and paying agent under Section 8.09 of the Indenture and qualified to serve as Trustee, registrar and paying agent under Section 8.08 of the Indenture.
ARTICLE THREE
AMENDMENTS

Section 3.01.    From and after the date of this Supplemental Indenture No. 3, all references to the "Trustee" in the Indenture are hereby deemed to be references to BOKF, NA and any successor thereto.
Section 3.02.    On and after the date of this Supplemental Indenture No. 3, each reference in the Indenture to "this Indenture," "hereunder," "hereof" or words of like import referring to the Indenture, shall mean and be a reference to the Indenture as amended hereby.
ARTICLE FOUR
MISCELLANEOUS
Section 4.01.    The recitals of fact herein shall be taken as statements of fact of the Company and shall not be construed as made by the Resigning Trustee or the Successor Trustee, except (a) the recital that the Resigning Trustee has duly determined to execute this Supplemental Indenture No. 3 and to be bound, insofar as it may lawfully do so, by the provisions hereof shall be taken as a statement of fact of the Resigning Trustee and (b) the recitals that (1) the Successor Trustee desires to accept the appointment of Trustee, registrar and paying agent and is eligible to serve as Trustee, registrar and paying agent under Article 8 of the Indenture and (2) the Successor Trustee has duly determined to execute this Supplemental Indenture No. 3 and to be bound, insofar as it may lawfully do so, by the provisions hereof shall be taken as statements of fact of the Successor Trustee.

Section 4.02.    This Supplemental Indenture No. 3 shall be construed in connection with and as a part of the Indenture.
Section 4.03.

(a)
If any provision of this Supplemental Indenture No. 3 limits, qualifies, or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture No. 3) by any of the provisions of Sections 310 to 317, inclusive, of said Act, such required provisions shall control.

(b)
In case any one or more of the provisions contained in this Supplemental Indenture No. 3 should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or in the Indenture shall not in any way be affected, impaired, prejudiced or disturbed thereby.

Section 4.04.    Wherever in this Supplemental Indenture No. 3 any of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture No. 3 contained by or on behalf of the Company, by or on behalf of the Resigning Trustee or by or on behalf of the Successor Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.
Section 4.05.

(a)
This Supplemental Indenture No. 3 may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

(b)
The Table of Contents and the descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

Section 4.06.    This Supplemental Indenture No. 3 shall be deemed to be a contract made under the laws of the State of Oklahoma, and for all purposes shall be construed in accordance with the laws of said State.

IN WITNESS WHEREOF, OGE ENERGY CORP. has caused this Supplemental Indenture No. 3 to be signed by its Treasurer, and attested by its Secretary or an Assistant Secretary, UMB BANK, N.A. has caused this Supplemental Indenture No. 3 to be signed by its Vice President, and attested by its Secretary or Assistant Secretary, and BOKF, NA has caused this Supplemental Indenture No. 3 to be signed by its Vice President, and attested by its Secretary or Assistant Secretary, as of the date first written above.

OGE ENERGY CORP.

By:/s/ Charles B. Walworth
Name:    Charles B. Walworth
Title:    Treasurer

ATTEST:

/s/ Patricia D. Horn
Name: Patricia Horn
Title: Vice President – Governance and Corporate Secretary

UMB BANK, N.A.,
as Resigning Trustee

By: /s/ Anthony P. Hawkins
Name:    Anthony P. Hawkins
Title:    Vice President
ATTEST:

/s/ Tremaine B. Duarte
Name: Tremaine B. Duarte
Title: Assistant Secretary

BOKF, NA,
as Successor Trustee

By: /s/ Rachel Redd-Singleton
Name:    Rachel Redd-Singleton
Title:    Vice President
ATTEST:

/s/ Brenda Batchelor
Name: Brenda Batchelor
Title: Vice President